Exhibit 10.11

MACY’S, INC.

1995 Executive Equity Incentive Plan

(As Amended and Restated as of June 1, 2007)

Macy’s, Inc., a Delaware corporation (the “Company”), hereby amends and restates this 1995 Executive Equity Incentive Plan (this “Plan”) effective, subject to the provisions of Section 15, as of June 1, 2007 (the “Effective Date”).

1. Purpose. The purpose of this Plan is to attract and retain directors, officers, and other key executives and employees of the Company and its subsidiaries and to provide to such persons incentives and rewards relating to the Company’s business plans.

2. Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

(a)	“Appreciation Right” means a right granted pursuant to Section 5.

(b)	“Award” means a grant of an Option Right, an Appreciation Right, Restricted Stock or Restricted Stock Unit.

(c)	“Board” means the Board of Directors of the Company or, pursuant to any delegation by the Board to the Compensation Committee pursuant to Section 12, the Compensation Committee.

(d)	“Change in Control” means the occurrence of any of the following events:

(i)	The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (the “Voting Stock”) immediately prior to such transaction;

(ii)

The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(iii)	There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock of the Company;

(iv)	The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

(v)	If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of Section 2(d)(iii) or 2(d)(iv), unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of Section 2(d)(iii) or 2(d)(iv) solely because (1) the Company, (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Common Shares” means shares of common stock of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 9.

(g)	“Compensation Committee” means a committee appointed by the Board in accordance with the by-laws of the Company consisting of at least three Non-Employee Directors.

(h)	“Date of Grant” means the date determined in accordance with the Board’s authorization on which a grant of Option Rights or Appreciation Rights, or a grant of Restricted Stock or Restricted Stock Units, becomes effective, which may be on or after (but not before) the date on which the Board acts.

(i)	“Immediate Family” has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act.

(j)	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(k)	“Market Value per Share” means any of the following, as determined in accordance with the Board’s authorization:

(i)	the closing sale price per share of the Common Shares as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange (the “NYSE”) trading day immediately preceding the date determined in accordance with the Board’s authorization, or if there are no sales on such date, on the next preceding day on which there were sales,

(ii)	the average (whether weighted or not) or mean price, determined by reference to the closing sales prices, average between the high and low sales prices, or any other standard for determining price adopted by the Board, per share of the Common Shares as reported in the NYSE Composite Transactions Report as of the date or for the period determined in accordance with the Board’s authorization, or

(iii)	in the event that the Common Shares are not listed for trading on the NYSE as of a relevant Date of Grant, an amount determined in accordance with standards adopted by the Board.

(l)	“Non-Employee Director” means a director of the Company who is not a full-time employee of the Company or any Subsidiary.

(m)	“Nonqualified Stock Option” means Option Rights other than Incentive Stock Options.

(n)	“Optionee” means the optionee named in an agreement with the Company evidencing an outstanding Option Right.

(o)	“Option Price” means the purchase price payable on exercise of an Option Right.

(p)	“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.

(q)	“Participant” means a person who is approved by the Board to receive benefits under this Plan and who is at the time an officer, executive, or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities, and also includes each Non-Employee Director.

(r)	“Performance Formula” means, for a Performance Period, one or more objective formulas established by the Board for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Measures. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(s)	“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Board as the performance standard for a Performance Measure. Performance Goals may vary from Performance Period to Performance Period, and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(t)	“Performance Measure” means one or more of the following measures selected by the Board to measure Company, Subsidiary or division performance for a Performance Period:

(i)	total sales;

(ii)	comparable store sales;

(iii)	gross margin;

(iv)	operating or other expenses;

(v)	earnings before interest and taxes;

(vi)	earnings before interest, taxes, depreciation and amortization;

(vii)	net income;

(viii)	earnings per share (either basic or diluted);

(ix)	cash flow;

(x)	return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

(xi)	stock price appreciation;

(xii)	operating income;

(xiii)	net cash provided by operations;

(xiv)	total shareowner return; and

(xv)	customer satisfaction.

Each measure which is a financial measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company, and, if so determined by the Board, adjusted to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges, provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(u)	“Performance Period” means one or more periods of time (of not less than one fiscal year of the Company and not more than five fiscal years) as the Board may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award with respect thereto. A Performance Period may overlap with prior and subsequent Performance Periods, and the commencement or conclusion of a Performance Period may coincide with the commencement or conclusion of another Performance Period.

(v)	“Restricted Stock” means Common Shares issued pursuant to Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 6 has expired.

(w)	“Restricted Stock Unit” means Units issued pursuant to Section 7.

(x)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act (or any successor rule substantially to the same effect), as in effect from time to time.

(y)	“Spread” means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

(z)	“Subsidiary” has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or in any successor rule substantially to the same effect).

3. Shares Available Under the Plan.

(a)	Plan Maximum. Subject to adjustment as provided in Section 9, the maximum number of Common Shares that may be issued is the sum of (i) 12 million and (ii) the number of Common Shares which remain available for issuance under this Plan immediately prior to the Effective Date, of which no more than 916,716, plus the number of Common Shares which remain available for issuance under this Plan upon the grant of Restricted Stock immediately prior to the Effective Date, may be issued pursuant to grants of Restricted Stock or Restricted Stock Units. Shares issued under this Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

(i)	Participant Maximum. No Participant will be granted Option Rights or Appreciation Rights from this Plan or from the Company’s 1994 Stock Incentive Plan, in the aggregate, for more than 2.0 million Common Shares in any period of three fiscal years of the Company. No Participant will be granted Performance Restricted Stock or Performance Restricted Stock Units from this Plan or from the Company’s 1994 Stock Incentive Plan, in the aggregate, for more than 666,666 Common Shares in any period of three fiscal years of the Company. Each limitation is subject to adjustment as provided in Section 9.

(b)	Expired Options. If an Option Right expires, terminates, ceases to be exercisable or is surrendered without having been exercised in full, then the shares relating to the Option Right shall, unless the Plan has been terminated, again become available under the Plan.

(c)	Appreciation Rights. The full number of Appreciation Rights granted that are to be settled by the issuance of Common Shares shall be counted against the number of Common Shares available for award under the Plan, regardless of the number of Common Shares actually issued upon settlement of such Appreciation Rights.

(d)	Forfeitures or Cancellations of Restricted Stock. If any Common Shares shall be returned to the Company pursuant to the provisions of Section 6 or in the instruments evidencing the making of grants of Restricted Stock, then such Common Shares shall, unless the Plan has been terminated, again become available under the Plan.

(e)	Limitations on Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan, Non-Employee Directors may only be granted Awards under the Plan in accordance with this Section 3(e) and shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of Awards that shall be granted to all Non-Employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on any of the following:

(i)	the number of committees of the Board on which a Non-Employee Director serves;

(ii)	service of a Non-Employee Director as the chair of a committee of the Board;

(iii)	service of a Non-Employee Director as Chairman of the Board; or

(iv)	the first selection or appointment of an individual to the Board as a Non-Employee Director.

Subject to the limits set forth in this Section 3, the Board shall grant such Awards to Non-Employee Directors as it shall from time to time determine. The terms and conditions of any grant to any such Non-Employee Director shall be set forth in an Award agreement.

4. Option Rights. The Board may from time to time authorize the grant to Participants of options to purchase Common Shares upon such terms and conditions as it may determine in accordance with the following provisions:

(a)	Each grant will specify the number of Common Shares to which it pertains and the term during which the rights granted thereunder will exist, which shall not exceed ten (10) years from the date of grant. The aggregate number of Common Shares to which the grants to any Non-Employee Director pertain from this Plan and from the Company’s 1994 Stock Incentive Plan, in the aggregate, shall not exceed 10,000 in any fiscal year (subject to adjustment as provided in Section 9).

(b)	Each grant will specify an Option Price per share, which may not be less than the Market Value per Share as of the Date of Grant.

(c)	Each grant will specify whether the Option Price is payable (i) in cash, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having an actual or constructive value as of the time of exercise as determined by the Board or in accordance with the applicable agreement referred to in Section 4(i), equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d)	The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of Common Shares surrendered in payment of the Option Price or (ii) the Spread of any unexercisable portion of Option Rights surrendered in payment of the Option Price.

(e)	Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the exercise date of some or all of the Common Shares to which such exercise relates.

(f)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(g)	Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other event.

(h)	Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing.

(i)	Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the

Board, employee of the Company and delivered to the Optionee and containing such terms and provisions as the Board may approve, except that in no event will any such agreement include any provision prohibited by the express terms of this Plan.

5. Appreciation Rights. The Board may also authorize the grant to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right or in accordance with the applicable agreement referred to in Section 5(f), to receive from the Company an amount, as determined by the Board, which will be expressed as a percentage of the Spread at the time of exercise. Each such grant will be in accordance with the following provisions:

(a)	Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares, or in any combination thereof and may either grant to the Optionee or retain in the Board the right to elect among those alternatives. Any grant will specify the term during which the rights granted thereunder will exist, which shall not exceed ten (10) years from the Date of Grant.

(b)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board as of the Date of Grant. Any grant will specify an Appreciation Right price per share, which may not be less than the Market Value per Share as of the Date of Grant.

(c)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods and will provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

(d)	Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other event.

(e)	Any grant may provide that, in the event of a Change in Control, then any such Appreciation Right will automatically be deemed to have been exercised by the Optionee, the related Option Right will be deemed to have been surrendered by the Optionee and will be canceled, and the Company forthwith upon the consummation thereof will pay to the Optionee in cash an amount equal to the Spread at the time of such consummation.

(f)

Each grant of Appreciation Rights will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Optionee, which agreement will describe such Appreciation Rights, identify the related Option Rights, state that such

Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve, except that in no event will any such agreement include any provision prohibited by the express terms of this Plan.

6. Restricted Stock. The Board may also authorize the issuance or transfer of Restricted Stock to Participants in accordance with the following provisions:

(a)	Each such issuance or transfer will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend, and other ownership rights, but subject to the substantial risk of forfeiture provided below.

(b)	Each such issuance or transfer may be made without additional consideration.

(c)	If the Board has designated the Common Shares covered by a grant of Restricted Stock as “Performance Restricted Stock”, then the Board shall establish, at the time of the grant, the Performance Period, Performance Formula, Performance Measures and Performance Goals that would determine the extent to which restrictions set forth in Section 6(a) shall lapse on any specified date. No restrictions shall lapse on any Performance Restricted Stock until the Board certifies, in writing, that the requirements set forth in this Section 6(c) have been satisfied. The Boardmay adjust an Award of Performance Restricted Stock Units, in its discretion, to prevent the enlargement or dilution of the Award because of extraordinary events or circumstances, as determined by the Board; provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

Each such issuance or transfer will provide that the Restricted Stock covered thereby will be subject, except (if the Board so determines) in the event of a Change in Control, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, for a period to be determined by the Board at the Date of Grant; provided, however, that at least a portion of the Restricted Stock covered by such issuance or transfer will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of (i) at least one (1) year following the Date of Grant in the case of Performance Restricted Stock, and (ii) at least three (3) years following the Date of Grant in the case of any grant of Restricted Stock that is not Performance Restricted Stock.

(d)	Each such issuance or transfer will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed in or pursuant to the agreement referred to in Section 6(e) (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	Each issuance or transfer of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve except that in no event will any such agreement include any provision prohibited by the express terms of the Plan. All certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Stock, which may be executed by any officer of the Company upon a determination by the Board that an event causing the forfeiture of the Restricted Stock has occurred.

7. Restricted Stock Units. The Board may also authorize the issuance or transfer of Restricted Stock Units to Participants in accordance with the following provisions:

(a)	Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon or after vesting of the Restricted Stock Unit equal to the Market Value per Share of a Common Share as of the Date of Grant, the vesting date or such other date as determined by the Board at the Date of Grant. The Board may, at the Date of Grant, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Board may provide for the settlement of Restricted Stock Units in cash, in Common Shares, or in any combination thereof.

(b)	Each such issuance or transfer may be made without additional consideration.

(c)

If the Board has designated the Restricted Stock Unit covered by a grant of a Restricted Stock Unit as a “Performance Restricted Stock Unit”, then the Board shall establish, at the Date of Grant, the Performance Period, Performance Formula, Performance Measures and Performance Goals that would determine the extent to which restrictions set forth in Section 7(a) shall lapse on any specified date. No restrictions shall lapse on any Performance Restricted Stock Unit until the Board certifies, in writing, that the requirements set forth in this Section 7(c) have been satisfied. The Board may adjust an Award of Performance Restricted Stock, in its discretion, to prevent the enlargement or dilution of the Award because of extraordinary events or circumstances, as determined by the Board; provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

(d)	Each such issuance or transfer will provide that the Restricted Stock Unit covered thereby will be subject to one or more vesting conditions, except (if the Board so determines) in the event of a Change in Control, for a period to be determined by the Board at the Date of Grant; provided, however, that at least a portion of the Restricted Stock Unit covered by such issuance or transfer will be subject to one or more vesting conditions for a period of (i) at least one (1) year following the Date of Grant in the case of Performance Restricted Stock Units, and (ii) at least three (3) years following the Date of Grant in the case of any grant of a Restricted Stock Unit that is not a Performance Restricted Stock Unit.

(e)	Each such issuance or transfer will provide that the transferability of the Restricted Stock Units will be prohibited. The Participant shall not have any rights of ownership in the Common Shares subject to the Restricted Stock Units, and shall not have any right to vote such Common Shares. The Board may, on or after the Date of Grant, authorize the payment of dividend equivalents on such Common Shares in cash or additional Common Shares on a current, deferred or contingent basis.

(f)	Each issuance or transfer of Restricted Stock Units will be evidenced by an agreement executed on behalf of the Company by any officer, director or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve except that in no event will any such agreement include any provision prohibited by the express terms of the Plan.

8. Transferability.

(a)	Except as provided in Section 8(b), no Award granted, issued, or transferred under this Plan will be transferable otherwise than (i) upon death, by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, as that term is defined in the Code or the rules thereunder Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder, or (iii) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes.

(b)	Notwithstanding the provisions of Section 8(a), Awards (including Awards granted, issued, or transferred under this Plan prior to the

Effective Date) will be transferable by a Participant who at the time of such transfer is eligible to earn “Long-Term Incentive (LTI) Awards” under the Company’s 1992 Incentive Bonus Plan, as amended (or any successor plan thereto) or to earn other long-term awards under another plan that limits eligibility to the same group as those who would be eligible for LTI Awards, or is a Non-Employee Director, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer will be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee will be subject to the same terms and conditions hereunder as the Participant.

(c)	The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Sections 6 or 7, will be subject to further restrictions on transfer.

9. Adjustments. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights or Restricted Stock Units granted hereunder, in the prices per share applicable to Option Rights, Appreciation Rights or Restricted Stock Units, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, however, that no such adjustment in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights or Restricted Stock Units will be made unless such adjustment would change by more than 5% the number of Common Shares issuable upon exercise of Option Rights, Appreciation Rights or with respect to Restricted Stock Units; provided, further, however, that any adjustment which by reason of this Section 8 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of Common Shares specified in Section 3 as the Board may determine is appropriate to reflect any transaction or event described in this Section 9.

10. Fractional Shares. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions and for the settlement of fractions in cash.

11. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of a portion of such benefit.

12. Administration of the Plan.

(a)	This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee or any subcommittee thereof.

(b)	The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Board, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Plan or of any agreement, notification, or document evidencing the grant of Awards, and any determination by the Board in its sole discretion pursuant to any provision of this Plan or of any such agreement, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the certificate of incorporation of the Company, no member of the Board will be liable for any such action or determination made in good faith.

(c)	The provisions of Sections 4, 5, 6 and 7 will be interpreted as authorizing the Board, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

(d)

The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this

Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

13. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

14. Amendments, Etc.

(a)	This Plan may be amended from time to time by the Board, but without further approval by the holders of a majority of the Common Shares actually voting on the matter at a meeting of the Company’s stockholders or such other approval as may be required by Rule 16b-3, no such amendment will (i) increase the maximum numbers of Common Shares or Restricted Stock issuable pursuant to Section 3 or the maximum number of Common Shares that may be subject to Option Rights or Appreciation Rights granted to any Participant in any period of three fiscal years of the Company, or the maximum number of Common Shares that may be granted as Performance Restricted Stock or with respect to Performance Restricted Stock Units in any period of three fiscal years (except that adjustments and additions authorized by this Plan will not be limited by this provision) or (ii) cause Rule 16b-3 to become inapplicable to this Plan or to Awards granted, issued, or transferred hereunder during any period in which the Company has any class of equity securities registered pursuant to Section 13 or 15 of the Exchange Act.

(b)	The Board shall not, without further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 14(b) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 9 of this Plan.

(c)

In case of termination of employment by reason of death, disability, or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 8(b), the Board may take such action as it deems equitable in the circumstances or in the best interests of the Company, including without limitation waiving or modifying any other limitation or requirement under any such award; provided, however, that any such action complies with the provisions of Section 409A of the Code.

(d)	This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

(e)	To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right, but will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(f)	This Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.

15. Effectiveness. The amendment and restatement of this Plan set forth herein will not become effective unless the holders of a majority of the Common Shares present in person or by proxy at a meeting of the stockholders of the Company and entitled to vote generally in the election of directors approve the amendments to be effected hereby.